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                                                                  Exhibit 23.3.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the inclusion in this Registration Statement on Form S-4 of First Citizens Banc Corp of our report dated March 4, 2004 (except for Notes 2 and 15 for which the date is April 15, 2004 and Note 3 as to which the date is July 16, 2004), on FNB Financial Corporation's 2003 and 2002 Consolidated Balance Sheets and the related Consolidated Statement of Income, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows for the year ended December 31, 2003, which is part of this Registration Statement. We also consent to reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.





                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                Crowe Chizek and Company LLC

Columbus, Ohio
July 16, 2004